SETTLEMENT AND AMENDED MERGER AGREEMENT

This Settlement and Amended Merger Agreement (this "Agreement") is entered into as of September 27, 2004 by and between MetaSource Group, Inc., a Nevada corporation ("MSGR"), and OLB.com (ON-LINE BUSINESS), Inc., a New York corporation ("OLB").

WHEREAS, MSGR and OLB are parties to that certain Agreement of Merger, dated as of January 6, 2003 (the "Original Agreement"), pursuant to which MSGR and OLB were to be consolidated into a newly formed Delaware corporation (capitalized terms used herein without independent definition shall have the meanings assigned to such terms in the Original Agreement);

WHEREAS, the transaction contemplated by the Original Agreement (the "Merger") has not been consummated as of the date hereof;

WHEREAS, MSGR and OLB have determined that in order to settle any potential dispute arising out of the Original Agreement, it is in the respective best interests of them and their shareholders to amend the Original Agreement, and to enter into this Agreement and consummate the transaction contemplated hereby in lieu of the Merger;

WHEREAS, this Agreement shall constitute a settlement of the existing potential dispute arising out of the Original Agreement and an amendment to the Original Agreement.

NOW THEREFORE, in consideration of the provisions below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Revised Transaction.

a. In lieu of consummating the Merger, on the Closing Date, OLB agrees to deliver or cause to be delivered to the shareholders of MSGR (on a pro rata basis based on the information to be provided by MSGR to OLB) 189,208 fully paid and nonassessable shares (the "OLB Shares") of common stock, par value $0.01 per share (the "OLB Common Stock"), of OLB Delaware (as defined below), which shares in the aggregate shall constitute 5% of the issued and outstanding capital stock of OLB immediately after giving effect to the transactions contemplated hereby (other than the issuance of the Warrants).

b. As consideration and in exchange for the transfer of the OLB Shares, MSGR shall deliver or cause to be delivered 376,064 fully paid and nonassessable shares (the "MSGR Shares") of common stock, par value $0.01 per share (the "MSGR Common Stock"), of MSGR. Such MSGR Shares shall be delivered directly to the shareholders of OLB on a pro rata basis (based on their respective ownership positions of OLB Common Stock immediately prior to giving effect to the transactions contemplated hereby).

c. Immediately prior to the Closing of the transactions contemplated hereby, OLB shall, by whatever means it determines, reincorporate (the "Migratory Transaction") itself as a Delaware corporation ("OLB Delaware") pursuant to which transaction all outstanding shares of capital stock of OLB prior to the Migratory Transaction will be converted into shares of common stock of OLB Delaware at the relative derivative ownership positions (expressed in terms of OLB Common Stock) of such capital stock.

d. Following the Closing of the purchase (the "Purchase") of shares of OLB contemplated hereby, OLB shall issue to (i) all holders of preferred stock of OLB on the date hereof, warrants (the "Warrants") to purchase a total of 2,104,658 shares of Common Stock of OLB Delaware ("OLB Delaware Stock") , with holders of Series A Preferred Stock of OLB to be issued a Warrant to purchase one share of OLB Delaware Stock for each share of Series A Preferred Stock held by them as of the date hereof and holders of Series B Preferred Stock of OLB to be issued a Warrant to purchase two shares of OLB Delaware Stock for each share of Series B Preferred Stock held by them as of the date hereof, and (ii) all stockholders of MSGR (on a pro-rata basis) on the date hereof Warrants to purchase a total of 189,208 shares of OLB Delaware Stock.

e. OLB and MSGR acknowledge that OLB is contemplating the filing of a registration statement with the Securities and Exchange Commission covering certain shares of Common Stock of OLB Delaware following Closing of the Purchase. OLB and MSGR agree that, until the filing of such registration statement, the OLB Shares shall be held by a nominee mutually acceptable to OLB and MSGR. Following declaration of the effectiveness of the registration statement, OLB shall cause the OLB Shares to be distributed to MSGR's stockholders pursuant to such registration statement.

2. <u>Amendments of Original Agreement</u>.

a. All provisions set forth in the Original Agreement regarding the purchase price, delivery of shares to consummate the Merger, representations that are rendered inaccurate as a result of the revised transaction contemplated hereby, and the other methods of consummating the Merger are hereby deleted and superseded by the terms of this Agreement.

b. The representations, warranties and covenants of OLB contained in Sections 3(h), 3(i) and 3(l) of the Original Agreement are hereby deleted in their entirety.

c. The representations, warranties and covenants of MSGR contained in Sections 4(e) and 4(f) of the Original Agreement are hereby deleted in their entirety.

d. The conditions or Transactions To Close set forth in Section 5 of the Original Agreement are hereby deleted in their entirety and waived by MSGR.

e. Section 10 of the Original Agreement is hereby deleted in its entirety.

3. Obligation. MSGR acknowledges that it currently owes OLB the sum of $38,900 for services rendered and use of office space, that such amount is past due and MSGR will pay such amount to OLB.

4. Settlement. By execution hereof, each of OLB and MSGR hereby settles and waives all claims related to or arising out of any breach of representation, warranty or covenant contained in the Original Agreement prior to the date hereof.

5. Closing. Notwithstanding Section 5 of the Original Agreement, OLB and MSGR agree that the Closing of the transaction contemplated by the Original Agreement as modified hereby shall take place on September 27, 2004. At the Closing, in addition to the deliveries contemplated by the Original Agreement, MSGR shall deliver to its transfer agent irrevocable instructions, in form and substance acceptable to OLB and its counsel, instructing the transfer agent to issue the MSGR Stock to the stockholders of OLB Delaware.

6. Financial Statements. OLB shall make available to MSGR's auditors all necessary documents and information in OLB's possession reasonably required for MSGR audits in the event that they are required and requested by MSGR's auditors. OLB will provide all reasonable assistance to MSGR's auditors at the request of MSGR's auditors with respect to OLB in connection with the audit of MSGR.

7. Interpretation. This Agreement is intended to amend and supercede the Original Agreement. In the event of any inconsistency or conflict between the terms hereof and of the Original Agreement, the terms hereof shall control. To the extent that any provision of the Original Agreement is inconsistent or conflicts with the intent of this Agreement, such provision shall be deemed to be deleted and replaced with provisions consistent with the intent of the terms of this Agreement.

8. Governing Law; Consent to Jurisdiction.

a. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York, without giving effect to any conflict of law provisions thereof.

b. Each of the parties agrees that any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or the United States District Court for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby irrevocably submits itself in respect of its property, generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth in Section 8 hereof below its name and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof.

9. Captions. The Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

10. Notices. All notices, demands, requests or other communications which may be or are required to be given, served, sent or delivered hereunder shall be in writing and shall be deemed to have been validly given, made or delivered upon (i) actual receipt when delivered by hand, (ii) receipt of transmission when sent by facsimile, (iii) three days after mailing if mailed by first-class certified or registered United States mail, postage prepaid and return receipt requested, or (iv) one day after sending if sent by overnight courier with postage prepaid, in each case delivered or addressed as set forth below or at such other address as any party hereto may from time to time advise the other party pursuant to this Section 11. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given pursuant to this Section 11 shall be deemed receipt of this notice:

If to OLB:
OLB.com (ON-LINE BUSINESS), Inc.
1120 Avenue of the Americas, Forth Floor
New York, NY 10036
Attention: Ronny Yakov, Chief Executive Officer
Telephone: (212) 278-0900
Facsimile: (212) 898-1248

If to MSGR:
MetaSource Group, Inc.
Box 7603
New York, NY 10150-7603
Attention: Courtney Smith, Chief Executive Officer
Telephone: 212-358-9772
Facsimile: 212-656-1774

11. Parties in Interest. This Agreement is not intended to confer upon any person, other than the parties hereto, any rights and remedies hereunder.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one instrument.

13. Entire Agreement; Amendment. This Agreement, along with the surviving provisions of the Original Agreement and the other instruments referred to herein, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior and contemporaneous agreements, arrangements, contracts, discussions, negotiations, undertakings and understandings (whether written or oral) between the parties with respect to such subject matter. This Agreement may be amended only by a written instrument executed by or on behalf of MSGR and OLB.

14. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

15. Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Settlement and Amended Merger Agreement to be duly executed, all as of the day and year first above written.

METASOURCE GROUP, INC.

By: /s/ Courtney Smith

Name: Courtney Smith
Title: Chief Executive Officer

OLB.COM (ON-LINE BUSINESS), INC.

By: /s/ Ronny Yakov

Name: Ronny Yakov
Title: Chief Executive Officer